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                                                                   EXHIBIT 10.11

                                    GUARANTY

         This GUARANTY is made as of April 30, 2002 by NOBLE CORPORATION, a Cayman Islands exempted company limited by shares (the "Company"), for the benefit of Danny W. Adkins (the "Executive");

                                   WITNESSETH:

         WHEREAS, Noble Drilling Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of the Company ("Noble-Delaware"), has entered into an Amended and Restated Employment Agreement with the Executive dated as of the date hereof (the "Employment Agreement"); and

         WHEREAS, the Company desires to guarantee the performance by Noble-Delaware of its obligations under the Employment Agreement, and the Board of Directors of the Company has determined that it is reasonable and prudent for the Company to deliver this Guaranty and necessary to promote and ensure the best interests of the Company and its Members;

         NOW, THEREFORE, in consideration of the premises, the Company hereby irrevocably and unconditionally guarantees, as primary obligor, the due and punctual performance by Noble-Delaware of its agreements and obligations, all and singular, under the Employment Agreement. This Guaranty shall survive any liquidation of Noble-Delaware or any of its subsidiaries. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

         The obligations of the Company hereunder shall be absolute and unconditional and shall remain in full force and effect until the termination of the Employment Agreement or the complete performance by Noble-Delaware of its obligations thereunder, irrespective of the validity, regularity or enforceability of the Employment Agreement, any change or amendment thereto, the absence of any action to enforce the same, any waiver or consent by the Executive or Noble-Delaware with respect to any provision of the Employment Agreement, the recovery of any judgment against Noble-Delaware or any action to enforce the same, or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of the Company. The Company waives any right of set-off or counterclaim it may have against the Executive arising from any other obligations the Executive may have to Noble-Delaware or the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first above set forth.

                               NOBLE CORPORATION


                               By:      /s/ James C. Day
                                        ---------------------------------------
                               Name:    James C. Day
                                        ---------------------------------------
                               Title:   Chairman and Chief Executive Officer
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